Exhibit 99.1

For Release: Monday, December 4, 2006

Contact:   Douglas Stewart, President-CEO
                      Debra Geuy, Chief Financial Officer

PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM

Sidney, Ohio OTCBB - “PSFC”

Douglas Stewart, President and CEO of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, announced today the Corporation’s completion of its 5% stock repurchase program.

The original repurchase program began on April 19, 2005, was subsequently extended, and was completed on November 30, 2006. During this period the Corporation repurchased a total of 71,600 shares at a weighted average price of $15.15 per share.

As of November 30, 2006, Peoples-Sidney Financial Corporation had 1,361,048 in outstanding shares.

Peoples Federal operates from its main office at 101 E. Court Street and its branch offices at 2400 W. Michigan Street (inside Wal Mart), 405 S. Pike Street, Anna, Ohio, and 115 E. Pike Street, Jackson Center, Ohio.

When used in this press release or other public or shareholder communications, in filings by the Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive office, the words or phrases “should result,” “will likely result,” “will enable,” “are expected to,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation’s market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Corporation wishes to advise readers that the factors listed could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.